Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Full Year 2020 Financial Results

−      Announced agreement to be acquired by Digital Colony for a total transaction value of approximately $854 million

−      A Tier 1 carrier to join the Long Island Rail Road Atlantic Branch portion of the MTA project

−      Signed Wi-Fi offload agreement with a Tier 1 carrier

LOS ANGELES – March 1, 2021 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company's financial results for the full year ended December 31, 2020. In order to better align reportable segments with the growth drivers and strategic direction of the Company, Boingo restructured its business into five reportable and operating segments – Carrier Services, Military, Private Networks and Emerging Technologies, Multifamily and Legacy. Segment operating results for the full year ended December 31, 2020 and the comparable 2019 period have been recast to reflect the new presentation as five reportable and operating segments.

Management Commentary

“We were extremely focused on managing our expenses and improving profitability in 2020 which led to adjusted EBITDA of $83.5 million increasing 1.0% compared to 2019 despite the 10.0% decline in revenue,” commented Mike Finley, Chief Executive Officer, Boingo Wireless. “The headwinds resulting from COVID-19 accelerated the anticipated decline in our Legacy retail and advertising products as well as delayed progress on several projects into 2021. Despite these challenges, we did an incredible job maintaining velocity in the business in 2020. We signed a Tier 1 carrier to the Long Island Rail Road Atlantic Branch portion of the MTA project for DAS. In addition, we signed a Wi-Fi offloading contract with a Tier 1 carrier to begin to utilize Boingo’s Wi-Fi footprint.”

Mr. Finley concluded, “As announced this morning, we have agreed to be acquired by Digital Colony in an all-cash transaction valued at approximately $854 million. Our team at Boingo will continue to execute our strategy with access to more capital and resources to expand our network and robust suite of products and services. Following a year-long formal strategic process through a once-in-a-century pandemic, we could not be more thrilled with the outcome which we believe maximizes value for our stockholders.”

Full Year 2020 Consolidated Financial Highlights

•	Revenue of $237.4 million decreased 10.0% compared to $263.8 million in 2019.

•	Net loss attributable to common stockholders was $(17.1) million, or $(0.38) per diluted share, compared to $(10.3) million, or $(0.23) per diluted share, in 2019.

•	Adjusted EBITDA of $83.5 million increased 1.0% compared to $82.6 million in 2019. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•	Net cash provided by operating activities of $72.5 million decreased 33.3% compared to $108.7 million in 2019.

•	Free cash flow was $(33.7) million compared to $(25.0) million in 2019. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled "Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows."

•	Cash, cash equivalents and marketable securities were $40.7 million at December 31, 2020, down from $54.6 million at September 30, 2020. As of December 31, 2020, the Company had no amounts outstanding and $150.0 million of remaining borrowing capacity under its revolving credit facility.

Full Year 2020 Segment Results

Carrier Services

Revenue of $107.7 million decreased 7.0% compared to $115.8 million in 2019. Gross profit margin of 37.0% decreased 740 basis points compared to 44.4% in 2019. Income from operations of $19.7 million decreased 34.5% compared to $30.0 million in 2019.

Military

Revenue of $76.8 million increased 2.5% compared to $74.9 million in 2019. Gross profit margin of 76.2% increased 60 basis points compared to 75.6% in 2019. Income from operations of $24.0 million increased 15.9% compared to $20.7 million in 2019.

Private Networks and Emerging Technologies

Revenue of $2.2 million increased 10.4% compared to $2.0 million in 2019. Gross profit margin of 76.4% compared to a non-meaningful amount in 2019. Income from operations of $1.3 million decreased 35.5% compared to $2.0 million in 2019.

Multifamily

Revenue of $21.6 million decreased 13.8% compared to $25.0 million in 2019. Gross profit margin of 26.9% increased 520 basis points compared to 21.7% in 2019. Loss from operations of $(6.7) million decreased 7.4% compared to $(7.2) million in 2019.

Legacy

Revenue of $29.1 million decreased 36.7% compared to $46.1 million in 2019. Gross profit margin of 57.5% decreased 480 basis points compared to 62.3% in 2019. Income from operations was essentially breakeven compared to $5.6 million in 2019.

Business Highlights

•	The Company announced it has signed an agreement with a Tier 1 carrier to join the Long Island Rail Road (“LIRR”) Atlantic Branch portion of the MTA project in New York. The MTA agreements to design, build, operate and maintain wireless services for the LIRR Atlantic Branch and Grand Central Terminal East Side Access facility represent the largest DAS deployments in the Company’s history.

•	The Company signed a Wi-Fi offloading agreement with a Tier 1 carrier. Beginning in November 2020, this carrier’s customers have begun to utilize Boingo’s high-speed Wi-Fi networks via carrier offloading at one airport with more airports expected to launch during 2021.

•	Boingo has been selected to build and operate a carrier grade Wi-Fi 6 network at Rockefeller Center, New York City’s landmark property spanning 22 acres in Midtown Manhattan.

•	As of December 31, 2020, the Company had a total of 74 DAS venues live comprised of 41,200 DAS nodes and an additional 11,500 nodes in backlog. This compares to 73 venues live comprised of 38,100 nodes as of December 31, 2019.

Acquisition by Digital Colony

On March 1, 2021, the Company announced that it has signed a definitive merger agreement to be acquired by an affiliate of Digital Colony Management, LLC. Under the terms of the agreement, which was unanimously approved by Boingo’s Board of Directors, Digital Colony will acquire all of the outstanding shares of Boingo common stock for $14.00 per share in cash, in a transaction valued at approximately $854 million, including the assumption of approximately $199 million of Boingo’s net debt obligations. The offer price represents a 23% premium to Boingo’s closing price of $11.40 on February 26, 2021.

In connection with the proposed transaction, Boingo has canceled its conference call to discuss the Company’s full year 2020 results, previously scheduled for March 1, 2021 at 4:30 PM Eastern Time. The Company expects to file its Annual Report on Form 10-K for year ended December 31, 2020 on March 1, 2021.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense (benefit), interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo's management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company's performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2020 excludes transaction costs and litigation loss contingencies because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company's operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people and things at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Additional Information and Where to Find It

In connection with the transaction with Digital Colony, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the special meeting relating to the transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.boingo.com) or by writing to the Company’s Secretary at 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 21, 2020. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any regarding Boingo’s intent to complete the transaction with Digital Colony, statements regarding Boingo's future growth opportunities, operations and financial performance, including due to COVID-19, strategic plans and transactions and any future guidance. Forward-looking statements are based on Boingo's current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Boingo's actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of health epidemics, including the recent COVID-19 pandemic, on Boingo’s business, Boingo's ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to achieve and maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, as well as its ability to successfully compete with new technologies and adapt to changes in the wireless industry. Additionally, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the risk that the transaction may not be consummated in a timely manner, if at all; the risk that the transaction may not be consummated as a result of buyer’s failure to comply with its covenants and that, in certain circumstances, Boingo may not be entitled to a termination fee; the risk that the definitive merger agreement may be terminated in circumstances that require Boingo to pay a termination fee; risks related to the diversion of management’s attention from Boingo’s ongoing business operations; risks regarding the failure of the buyer to obtain the necessary financing to complete the transaction; the effect of the announcement of the transaction on Boingo’s business relationships (including, without limitation, customers and venues), operating results and business generally; and risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statements, which are described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo's Form 10-K for the year ended December 31, 2020 to be filed with the SEC on March 1, 2021, which Boingo incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause Boingo's actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2020	2019
Revenue	$237,416	$263,790
Cost of sales	114,784	119,613
Gross profit	122,632	144,177
Selling, general and administrative expenses	127,461	143,310
Amortization of intangible assets	4,288	4,571
Loss from operations	(9,117)	(3,704)
Interest expense and amortization of debt discount	(9,004)	(8,618)
Interest income and other expense, net	538	2,017
Loss before income taxes	(17,583)	(10,305)
Income tax (expense) benefit	(157)	28
Net loss	(17,740)	(10,277)
Net (loss) income attributable to non-controlling interests	(647)	19
Net loss attributable to common stockholders	$(17,093)	$(10,296)

Net loss per share attributable to common stockholders:
Basic	$(0.38)	$(0.23)
Diluted	$(0.38)	$(0.23)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	44,440	43,977
Diluted	44,440	43,977

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$36,111	$40,401
Marketable securities	4,565	40,214
Accounts receivable, net	27,716	33,350
Prepaid expenses and other current assets	8,388	8,235
Total current assets	76,780	122,200
Property and equipment, net	406,328	380,243
Operating lease right-of-use assets, net	12,876	15,196
Goodwill	58,579	58,579
Intangible assets, net	10,652	14,940
Other assets	11,264	9,309
Total assets	$576,479	$600,467
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,489	$24,298
Accrued expenses and other liabilities	55,984	65,152
Deferred revenue	65,292	61,229
Current portion of operating leases	2,632	2,695
Current portion of long-term debt	778	778
Current portion of finance leases	573	2,721
Current portion of notes payable	95	1,527
Total current liabilities	147,843	158,400
Deferred revenue, net of current portion	159,462	166,660
Long-term portion of operating leases	14,487	17,357
Long-term debt	171,695	162,708
Long-term portion of finance leases	—	572
Long-term portion of notes payable	—	95
Deferred tax liabilities	984	993
Other liabilities	87	201
Total liabilities	494,558	506,986
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,631 and 44,224 shares issued and outstanding for 2020 and 2019, respectively	4	4
Additional paid-in capital	241,868	234,638
Accumulated deficit	(158,066)	(140,973)
Accumulated other comprehensive loss	(2,279)	(1,426)
Total common stockholders’ equity	81,527	92,243
Non-controlling interests	394	1,238
Total stockholders’ equity	81,921	93,481
Total liabilities and stockholders’ equity	$576,479	$600,467

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(17,740)	$(10,277)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	78,313	70,862
Amortization of intangible assets	4,288	4,571
Impairment loss, loss on disposal of fixed assets and intangible assets held for sale, net, and other	77	440
Stock-based compensation	7,606	8,596
Amortization of deferred financing costs and debt discount, net of amounts capitalized	8,173	8,412
Non-cash operating lease cost	2,320	2,350
Gains and amortization of premiums/discounts for marketable securities	(4)	(609)
Change in fair value of contingent consideration	—	(961)
Bad debt expense	28	181
Change in deferred income taxes	(9)	(80)
Changes in operating assets and liabilities:
Accounts receivable	5,289	9,184
Prepaid expenses and other assets	(2,744)	1,233
Accounts payable	(1,693)	426
Accrued expenses and other liabilities	(5,290)	7,054
Deferred revenue	(3,134)	10,301
Operating lease liabilities	(2,932)	(2,973)
Net cash provided by operating activities	72,548	108,710
Cash flows from investing activities
Purchases of marketable securities	(15,032)	(81,177)
Proceeds from maturities of marketable securities	50,665	41,593
Purchases of property and equipment	(106,262)	(133,696)
Net cash used in investing activities	(70,629)	(173,280)
Cash flows from financing activities
Debt issuance costs	—	(1,815)
Proceeds from credit facility	100,000	3,500
Principal payments on credit facility	(100,778)	(778)
Payments of acquisition related consideration	—	(3,027)
Proceeds from exercise of stock options	708	470
Repurchase of common stock for retirement	—	(747)
Payments of finance leases and notes payable	(4,247)	(6,608)
Payments of withholding tax on net issuance of restricted stock units	(1,730)	(34,420)
Payments to non-controlling interest	(262)	(1,003)
Net cash used in financing activities	(6,309)	(44,428)
Effect of exchange rates on cash	100	(13)
Net decrease in cash and cash equivalents	(4,290)	(109,011)
Cash and cash equivalents at beginning of year	40,401	149,412
Cash and cash equivalents at end of year	$36,111	$40,401
Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	$853	$154
Cash paid for taxes, net of refunds	$287	$(20)
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$35,125	$39,037
Capitalized stock-based compensation included in property and equipment costs	$645	$860
Financed sale of intangible assets held for sale	$217	$290

7

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Year Ended December 31,
	2020	2019
Net loss attributable to common stockholders	$(17,093)	$(10,296)
Depreciation and amortization of property and equipment	78,313	70,862
Stock-based compensation expense	7,606	8,596
Amortization of intangible assets	4,288	4,571
Income tax expense (benefit)	157	(28)
Interest expense and amortization of debt discount	9,004	8,618
Interest income and other expense, net	(538)	(2,017)
Non-controlling interests	(647)	19
Restructuring charges	—	2,298
Transaction costs	1,270	—
Litigation loss contingencies	1,100	—
Adjusted EBITDA	$83,460	$82,623

8

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$72,548	$108,710
Purchases of property and equipment	(106,262)	(133,696)
Free cash flows	$(33,714)	$(24,986)

Boingo Wireless, Inc.

Segment Results of Operations

(Unaudited)

(In thousands)

	Year Ended December 31,
	2020	2019
Revenue:
Carrier services	$107,746	$115,806
Military	76,753	74,911
Multifamily	21,567	25,008
Legacy	29,134	46,058
Private networks and emerging technologies	2,216	2,007
Total revenue	$237,416	$263,790

Cost of sales:
Carrier services	$67,867	$64,340
Military	18,252	18,299
Multifamily	15,756	19,569
Legacy	12,385	17,361
Private networks and emerging technologies	524	44
Total cost of sales	$114,784	$119,613

Gross profit:
Carrier services	37.0%	44.4%
Military	76.2	75.6
Multifamily	26.9	21.7
Legacy	57.5	62.3
Private networks and emerging technologies	76.4	97.8
Total gross profit	51.7%	54.7%

Income (loss) from operations:
Carrier services	$19,671	$30,043
Military	24,027	20,736
Multifamily	(6,690)	(7,225)
Legacy	42	5,616
Private networks and emerging technologies	1,266	1,963
Unallocated overhead costs	(47,433)	(54,837)
Total loss from operations	$(9,117)	$(3,704)

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	December 31,
	2020	2019
Key business metrics:
DAS nodes(1)	41.2	38.1
DAS nodes in backlog(2)	11.5	11.7
Subscribers—military(3)	128	133

(1)	This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

CONTACTS:

PRESS:

Melissa Robinson

Vice President, Marketing & Communications

mrobinson@boingo.com

(818) 321-7234

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400